UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2015 (September 10, 2015)

EUROSITE POWER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-54484	27-5250881
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 522-6000
(Registrant’s telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 10, 2015 the Board of Directors (the "Board) of Eurosite Power Inc. (the "Company) appointed Dr. Elias Samaras to the Board. As of the date of this report, he has not been appointed to any of the committees of the Board.

Dr. Samaras is the current CEO of the Company and is a member of the Board of Directors of American DG Energy Inc., the Company's parent company and largest stockholder. Dr. Samaras has more than 10 years experience as a business executive. Since 2004 he has been the president and managing director of Digital Security Technologies S.A. Prior to that, he was the president of both Plefsis Information Systems S.A. and City Messengers Secure Courier Services S.A.

Dr. Samaras holds a bachelors degree in civil engineering from the National Technical University of Athens, a masters of science from the Massachusetts Institute of Technology, and a Doctor of Philosophy from Columbia University, where he was also a professor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 11, 2015	EUROSITE POWER INC.
By: /s/ Bonnie Brown
Bonnie Brown, Chief Financial Officer